VENABLE, BAETJER AND HOWARD, LLP
                 Including professional corporations            OFFICES IN

                 1800 Mercantile Bank & Trust Building          MARYLAND
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                 (410) 244-7400, Fax (410) 244-7742


                                               June 2, 1997

Doctors Health System, Inc.
10451 Mill Run Circle
Owings Mills, Maryland  21117

         Re: Registration Statement on Form S-1; Prospectus Supplement No. 8 Dated April 18, 1997 Reg. No. 333-1926)

Ladies and Gentlemen:

                  We have acted as counsel to Doctors Health System, Inc., a Maryland corporation (the "Company"), in connection with its offering of 11,048 shares of Class B Common Stock of the Company (the "Shares") pursuant to a proposed merger of the Lawrence D. Marcus, M.D., P.A. with and into the Company and to a Registration Statement filed on Form S-1 (Registration No. 333-1926) ("Registration Statement"). On April 18, 1997 the Company filed a prospectus supplement (the "Prospectus Supplement") to the Prospectus dated January 24, 1997 ("Prospectus") with the Securities and Exchange Commission with respect to the proposed merger and offering of the Shares.

                  In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including the Articles of Incorporation, as amended and the Bylaws of the Company, as amended. We have assumed without independent verification the genuineness of signatures, the authenticity of documents, and the conformity with originals of copies.

                  Based on the foregoing, we are of the opinion that the Shares being offered by the Company, when issued and sold in accordance with the terms of the Agreement and Plan of Merger in substantially the same form as is attached to the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of Maryland and the opinions expressed herein are limited to the corporate laws of the State of Maryland pertaining to matters such as the issuances of stock, but not including the "securities" or "Blue Sky" law of the State.


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                  You may rely on this opinion in connection with the sale of the Shares pursuant to the Registration Statement and related prospectuses. No other person may rely on this opinion without our prior written consent.

                                            Very truly yours,

                                            /s/ Venable, Baetjer and Howard, LLP